Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124088 on Form S-8 of Park Bancorp, Inc., of our report dated March 31, 2011 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Oak Brook, Illinois

March 31, 2011